SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

                          ___
Filed by the Registrant  /x_/

Check the appropriate box:
 ____                                    ____
/___/  Preliminary Proxy Statement      /___/ Confidential, for Use of the
 ____                                         Commission Only (as permitted
/_X_/ Definitive Proxy Statement              by Rule 14a-6(e)(2))
 ____
/___/  Definitive Additional Materials
 ____
/___/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           DRIVER-HARRIS COMPANY
- - -------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

- - -------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 ____
/_X_/ $125 per Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), or 14a-6(i)(2)
      or Item 22(a)(2) of Schedule 14A.
 ___
/__/  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
 ___
/__/  Fee computed on table below per Exchange Act
      Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

- - ----------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

- - -----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- - -----------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
- - -----------------------------------------------------------------------------
     (5)  Total fee paid:
- - -----------------------------------------------------------------------------
     ____
    /___/  Fee paid previously with preliminary materials.

     ____
    /___/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
- - -----------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
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     (3)  Filing Party:
- - -----------------------------------------------------------------------------
     (4)  Date Filed:
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



                           DRIVER-HARRIS COMPANY
                           308 MIDDLESEX STREET
                        HARRISON, NEW JERSEY 07029



                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held May 31, 1995



TO THE STOCKHOLDERS:


The annual meeting of the stockholders of Driver-Harris Company will be held at the office of the Company, 308 Middlesex Street, Harrison, New Jersey, on Wednesday, May 31, 1995 at 11:00 A.M., for the purpose of:

          1.   Electing five directors

          2. Transacting any and all other business that may properly come before the meeting.

The transfer books will not be closed for the Annual Meeting. Only stockholders of record at the close of business on April 28, 1995 will be entitled to vote at the meeting.

                                        By Order of the Board of Directors:



                                                           LAVINIA Z. EMERY
                                                                  Secretary


Harrison, New Jersey

May 3, 1995


It is important that your stock be represented at this meeting. If you are not able to be present at the meeting, please sign and date the enclosed proxy and mail it in the enclosed envelope. Because of the work necessary to prepare for the meeting, the immediate return of your proxy will be appreciated.

                            DRIVER-HARRIS COMPANY
                       (Incorporated in New Jersey)


                      P R O X Y    S T A T E M E N T

          Annual Meeting of Stockholders to be held May 31, 1995



                  SOLICITATION AND REVOCABILITY OF PROXY


     The accompanying proxy is solicited by order of the Board of Directors of Driver-Harris Company, 308 Middlesex Street, Harrison, New Jersey 07029, for use at the annual meeting of stockholders of the Company to be held on May 31, 1995 and any adjournment thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of this Company on or about May 3, 1995.

     Execution of the Proxy will not in any way affect the stockholder's right to attend the meeting and vote in person. In addition, a proxy may be revoked by a stockholder at any time prior to being voted by giving written notice of such revocation to the Secretary of the meeting, or by filing with the Secretary another proxy bearing a later date.

     The Company will bear the cost of solicitation of proxies and will reimburse persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals. In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by regularly engaged employees of the Company by telephone, telegraph, cable and personal interview. It is not expected that any solicitation will be made by specially engaged employees of the Company or other paid solicitors.

                             VOTING SECURITIES

     Only stockholders of record at the close of business on April 28, 1995 will be entitled to vote at the annual meeting. The Company has only one class of voting securities currently outstanding, its Common Stock, of which 1,294,539 shares were outstanding on April 28, 1995 the record date. Each stockholder is entitled to one vote for each share of stock held by him. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is required for a quorum.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a)  Ownership of shares of the Company's Common Stock by certain beneficial owners as of March 20, 1995:
                                Amount and
Name and Address of              Nature of           Percent
Beneficial Owner                Beneficial             of
                                 Ownership             Class

Estate of Frank L.Driver Jr.        64,172*            5.0
2 Delafield Street
Westhampton Beach, NY

Frank L.Driver III                 120,816**           9.1
98 Old Chester Road
Essex Fells, NJ

Gerhard Haase                      120,400             9.3
2306 West Roscoe
Chicago, IL

Mustapha Omar Dimachkie            105,500             8.2
Rue Mme. Curie
Dimachkie Bldg.
Beirut, Lebanon

Frank L. Driver IV                 78,972***           5.9
241 Grove Street
Jersey City, NJ

* All shares held of record and beneficially. As executor of the Estate of Frank L. Driver Jr., Frank L. Driver III shares voting rights to such shares with his brother, David A. Driver, a Director of Driver-Harris Company.

** Including 30,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan, granted in 1992 and 1993, which are fully exercisable.

*** Including 45,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan, granted in 1990, 1991 and 1992, which are fully exercisable.

     (b)  Security ownership of management as of  March 20, 1995:

                            Amount and Nature of          Percent
Title of Class              Beneficial Ownership          of Class
- - --------------              --------------------          --------
Driver-Harris Company
Common Stock                     248,108                   18.0

* Includes 82,500 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan.

     (c) Management is not aware of any arrangement which may result in a change in control of the Company.

                          ELECTIONS OF DIRECTORS

     Five directors are to be elected at the meeting to hold office until the next annual meeting of the stockholders and until their respective successors shall be elected and qualified.

     All duly executed proxies will be voted for the election of the five nominees named below unless, as is not anticipated, any one of the nominees is unable or declines to serve, in which case such proxies will be voted for the balance of the nominees and for substitute nominees, unless the Board deems it advisable to amend the By-Laws so as to decrease the number of directors to be elected. All nominees are presently directors of the Company.

     The following table summarizes the principal occupations and business experience during the past five years, as well as certain other information as of March 20, 1995 for each nominee:

                                                 Company
                 Principal Occupation             Common      % of
                 During Last Five Years           Stock    Outstanding
                      and other       Director  Beneficially  Common
Name       Age      Directorships       Since     Owned(1)    Stock
- - ----------------------------------------------------------------------
Ralph T.
Bartlett    70    Certified Public           1985        100    *
                  Accountant. Until 1984
                  a partner of Deloitte
                  Haskins & Sells (now
                  Deloitte & Touche),NY

H. L.
Biggerstaff 68    Retired. Until 1988,        1980     2,000    *
                  President Arwood Die
                  Casting Division
                  of Arwood Corp.

David A.
Driver      56    President,Atlantic          1977    38,720   3.0
                  Alloys Inc., a
                  manufacturer of bi-
                  metallic components
                  for temperature
                  control devices.

Frank L.
Driver III  64    Chairman of the Board       1952  120,816**  9.1
                  of Directors, Director
                  of Blue Cross-Blue
                  Shield of NJ Inc.

Frank L.
Driver IV   34    President and Chief         1993   78,972*** 5.9
                  Financial Officer

*    Denotes less than 1% of outstanding.
**   Includes 30,000 shares under options pursuant to the Driver-Harris
Employee Incentive Stock Option Plan.
*** Includes 45,000 shares under options pursuant to the Driver-Harris Employee Incentive Stock Option Plan.

     (1)  On March 20, 1995 all Directors of the Corporation as a group
          (5) owned beneficially 240,608 shares or 17.6% of the outstanding Common Stock. This amount includes 30,000 and 45,000 shares granted to Frank L. Driver III and Frank L. Driver IV, respectively, pursuant to the Driver-Harris Employee Incentive Stock Option Plan. In addition, Frank L. Driver III and David A. Driver are co-executors of the estate of their father, Frank L. Driver Jr., which owns 64,172 shares or 5% of the outstanding common stock.

     The Company has an Audit Committee and a Compensation Committee, it does not have a Nominating Committee. The Audit Committee, which held two meetings during 1994, is responsible for the Company's audit and financial controls. Messrs. Ralph T. Bartlett and H. L. Biggerstaff are members of the Audit Committee.

     The Compensation Committee met in March of 1994. Messrs. David A. Driver and H. L. Biggerstaff are members of the committee.

     The Board of Directors held four meetings during calendar 1994.

           COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                      SUMMARY COMPENSATION TABLE
                                         Long-Term
                             Annual      Compensation
                          Compensation     Awards
                          ------------  --------------
                                         Securities
Name and Principal                       Underlying       All Other
   Position          Year    Salary     Options/SARs(#)  Compensation(d)
                              ($)                             ($)
Frank L. Driver III  1994   108,000(a)         0           14,388
Chairman of the      1993   108,000(b)      11,000          2,000
Board of Directors   1992   139,750(c)      19,000         13,975

(a) Annual Base Salary. In addition, Mr. Driver received $66,534 of his 1993 salary which had been deferred.
(b) Annual Base Salary. Mr. Driver deferred payment of $88,000 pending the return of a positive cash flow.
(c) Includes $18,000 applied to the purchase of 3428 shares of Driver-Harris Company common stock from treasury at the closing market price on the date of purchase.
(d) Amounts represent the Company's portion of contributions to a 401(k) plan.


                OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


None


         AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FY-END OPTION/SAR VALUES

                                       Number of
                                       Securities        Value of
                                       Underlying       Unexercised
                                      Unexercised       In-the-Money
                                     Options/SARs at   Options/SARs at
                                       FY-End(#)          FY-End($)
                                    ----------------   ----------------
                 Shares Acquired     Exercisable(E)/    Exercisable(E)/
Name              on Exercise(#)    Unexercisable(U)   Unexercisable(U)
- - ------------------------------------------------------------------------
Exercisable options:
F.L.Driver III        None               30,000(E)              -


                             PENSION PLANS

     Prior to October 31, 1985, the Company had in effect three trusteed non-contributory defined benefit pension plans covering substantially all U.S. employees. The participants had the option of retiring at any time after reaching the age of 60 and at least 15 years of service. An actuarially determined reduction is applied for retirement before the age of 65. The participants also had the option to retire without any reduction to their pension benefits after 30 years of service. On October 31, 1985, pursuant to a plan of reorganization, the Company terminated the three pension plans and so advised the Pension Benefit Guaranty Corporation.

     On November 21, 1986, the Company entered into a compensation agreement with Frank L. Driver III, under which Mr. Driver or his estate will receive an annual payment of $50,000 for a period of fifteen years after Mr. Driver's retirement or death.

     Pursuant to the foregoing arrangements, Mr. Frank L. Driver III will be entitled to total annual pension benefits of $77,495 upon retirement at age 65.

                       COMPENSATION OF DIRECTORS

     During 1994, each Director, with the exception of Frank L. Driver III and Frank L. Driver IV was paid an annual retainer of $5,000, plus $400 per Board of Directors Meeting and $400 per Audit or Compensation Committee Meeting.

     ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISION

     The Company has a Compensation Committee of its Board of Directors. Mr. David A. Driver, a member of the committee is a brother of Frank L. Driver III, Board Chairman and an uncle of Frank L. Driver IV, President and Chief Financial Officer.

     BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board's Compensation Committee reviews the compensation of the executive officers of the U.S. holding company annually.

     The Company's salary policy is to pay a "competitive salary" plus an incentive bonus based on profit performance in relation to prior years and in relation to annual budget profit targets.

     The Compensation Committee may also take into consideration other factors including dedication to the job, external factors out of the control of management, etc.

     The Chairman of the Board of Directors received no bonus for 1994 because profit targets were not achieved. In 1993 Frank L. Driver III and Frank L. Driver IV, at their request, deferred a portion of their salaries due to negative cash flow conditions. In 1994 Frank L. Driver IV received his deferred portion. However, Frank L. Driver III only received $66,534 with a balance still to be paid in 1995 of $21,466.

                                                Compensation Committee

                                   David A. Driver   H. L. Biggerstaff

       CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON

     The table below compares the yearly percentage change in the cumulative total shareholder return, on Driver-Harris (DRH) common stock, with that of the cumulative total return of The Russell 2000 Stock Index and a Selected Peer Group of companies, for a five-year measurement period beginning December 31, 1989 and ending on December 31, 1994.

CUMULATIVE TOTAL SHAREHOLDER RETURN FIVE-YEAR COMPARISON (IN TABLE FORM)
                 1989    1990      1991      1992     1993      1994
DRH            $100.00  $86.84    $68.42    $53.95   $77.63    $53.95
Russell 2000    100.00   80.49    117.56    139.21   165.52    162.24
Industry Group  100.00   97.18    128.02    135.10   162.76    170.27

The table assumes $100 invested at the close of trading on December 31, 1989 in Driver-Harris Company (DRH) common stock, RUSSELL 2000 and the Value Line Metal Fabricating Industry group. (Cumulative total return assumes reinvestment of dividends.)


            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Frank L. Driver III, Chairman of the Company, is a brother of David
A. Driver, a Director, and the father of Frank L. Driver IV, President of the Company.

     On April 7, 1994 (effective March 18, 1994), the Company restructured its operations and among other things, became the owner of a fifty percent interest of HAI Holding Company Inc. and indirectly of Harrison Alloys Inc. (Harrison). In conjunction with this transaction, Messrs. F. L. Driver III and IV entered into consulting agreements with Harrison for a five year period under which each is to receive compensation of $25,000 per year.


             COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 1994 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent shareholders were complied with.

                         INDEPENDENT AUDITORS

     The principal independent auditors of the Company for the year ended December 31, 1994 were Ernst & Young, who will act in that capacity again in 1995. Services rendered by Ernst & Young included an audit of the Company's consolidated financial statements and the report thereon, meetings with the Audit Committee and consultation in connection with various audit related accounting matters.

     A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

     As a result of the combination of the resistance wire subsidiaries with Harrison Alloys Inc., a private company, in March 1994, which leaves the Company's Irish subsidiary (Irish Driver-Harris Company Limited) as the major component of its operations after that date, the registrant's management engaged Ernst & Young as independent auditors for such subsidiary for 1993, to replace KPMG Stokes Kennedy Crowley who have resigned as auditors thereof.

     In connection with the audits of the financial statement of Irish Driver-Harris Company Limited for the fiscal year ended November 30, 1992, there have been no disagreements with KPMG Stokes Kennedy Crowley on any matter of accounting principles or practices, financial statement disclosure, or any auditing scope or procedure which, if not resolved to the satisfaction of KPMG Stokes Kennedy Crowley, would have caused them to make reference to the matter in their report. KPMG Stokes Kennedy Crowley's report on the financial statement for the year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company requested KPMG Stokes Kennedy Crowley to furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A Copy of KPMG Stokes Kennedy Crowley's letter, dated December 8, 1993, was filed with the SEC as an exhibit to Form 8-K dated December 10, 1993.

           STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Company on or before January 18, 1996 to be considered for inclusion in the Company's proxy statement and form of proxy relative to the meeting. Such proposals should be sent to Lavinia Z. Emery, Driver-Harris Company, 308 Middlesex Street, Harrison, New Jersey 07029.

                             OTHER MATTERS

     Management is not aware of any matters, other than those referred to above, that may come before the meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will have discretionary authority to vote on such matters.

     Enclosed herewith is the 1994 Annual Report of the Company, including financial statements for the year ended December 31, 1994.
The Annual Report does not form part of the material for solicitation of proxies.

     The Company's 1994 annual report on Form 10-K, including financial statements and schedules thereto, but excluding exhibits, as filed with the Securities and Exchange Commission, may be obtained without charge by any stockholder upon written request to Lavinia Z. Emery, Secretary, Driver-Harris Company.
                                    By Order of the Board of Directors

Harrison, New Jersey                                  Lavinia Z. Emery
May 3, 1995                                                  Secretary

                              APPENDICES




                         DRIVER-HARRIS COMPANY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      For Annual Meeting to be held on May 31, 1995 at 11:00 a.m.


     The undersigned hereby appoints, Frank L. Driver III and Frank L. Driver IV and each or either of them, attorneys with powers the undersigned would possess if personally present to vote all stock of the undersigned in Driver-Harris Company at the Annual Meeting of its stockholders, to be held May 31, 1995 and at any adjournment thereof:

     (1) For the election of five directors, namely:
         Messrs. Ralph T. Bartlett, H. L. Biggerstaff, David A. Driver, Frank L. Driver III and Frank L. Driver IV

    INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
        NOMINEE, BUT NOT ALL NOMINEES, PLACE A LINE THROUGH THE
                            NOMINEE'S NAME.

     (2) And upon such other matters which may properly come before the meeting.

                                  ------------------------------------
Dated:______________________,1995
                                  ------------------------------------
                                  Please sign exactly as name appears
                                  on record.  If joint account, each
                                  joint owner must sign.
 __
/_/ Kindly check this box if planning to attend the Annual Meeting.